                                                                  Exhibit 1.1(b)

                      Nuveen Unit Trusts, Series 20

                         Trust Indenture and Agreement

                         Dated: September 1, 1998

     This Trust Indenture and Agreement by and between John Nuveen & Co. Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Nuveen Unit Trust, Series 4 and certain subsequent Series, effective May 29, 1997" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                               Witnesseth That:

     In consideration of the promises and of the mutual agreements herein contained, the Depositor and the Trustee, agree as follows:

                                    Part I

                    Standard Terms and Conditions of Trust

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                    Part II

                     Special Terms and Conditions of Trust

     The following special terms and conditions are hereby agreed to:

          (a) The Securities defined in Section 1.01(1) listed in Schedule A hereto have been deposited in trust under this Trust Indenture and Agreement.

          (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for the Trusts on the Initial Date of Deposit is the amount set forth under the captions "Essential Information -- Fractional Undivided Interest per Unit" in the Prospectus.

          (c) The number of Units created of the Trusts are set forth under the caption "Essential Information--Initial Number of Units" in the Prospectus for the Trusts.

          (d) Section 10.02 shall be amended to read in its entirety as follows:

          Section 10.02. Initial Costs. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. Upon notification from the Depositor that the primary offering period is concluded, the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Capital Account, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units in an amount certified to the Trustee by the Depositor. If the cash balance of the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under
Section 4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this section shall be for the account of the Unit holders of record at the conclusion of the primary offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 10.02 shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the Statement of Net Assets of the Trust included in the Prospectus not later than the 10 calendar days following the Initial Date of Deposit or deposit of additional Securities, as applicable and the Depositor's obligation to make such delivery shall be secured by the letter of credit deposited pursuant to Section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 10.02 shall be held by the Trustee, without interest, and reserved for such purpose and accordingly, prior to the conclusion of the primary offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unit holder redeems Units prior to the conclusion of the primary offering period, the Trustee shall pay to the Unit holder, in addition to the Redemption Value of the tendered Units, unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust and the sale of Trust Units set forth in the Prospectus, or such revision thereof most recently communicated to the Trustee by the Depositor pursuant to
Section 5.01, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.

          (e) Article I of the Standard Terms and conditions of Trust is hereby amended to replace the definitions of "Capital Distribution Date" and "Mandatory Termination Date" and to add the following definitions:

          Capital Distribution Date

               The meaning assigned to it in the Prospectus for a Trust.

          Mandatory Termination Date

               The meaning assigned to it in the Prospectus for a Trust.

                                                                       Ex.1.1(b)


               (f) The following shall be added at the end of the first paragraph of subsection (a) of Section 5.03:

          "The notice and form of election to be sent to Unitholders in respect of any redemption and purchase of Units of a New Series as provided in this section shall be in such form and shall be sent at such time or times as the Depositor shall direct the Trustee in writing and the Trustee shall have no responsibility therefor. The Distribution Agent acts solely as disbursing agent in connection with purchases of Units pursuant to this Section and nothing herein shall be deemed to constitute the Distribution Agent a broker in such transactions."

               (g) Article III of the Standard Terms and Conditions of Trust is hereby amended to add the following section:

               Section 3.14. License Fees.

               If so provided in the Prospectuses for the Nuveen-The Dow 5/SM/ and Nuveen-The Dow 10/SM/ Portfolios ("The Dow/SM/ trusts") and pursuant to a Licensing Agreement between Dow Jones and Company, Inc. ("Dow Jones/SM/") and the Depositor ("The Dow agreement"), as consideration for the licenses granted by Dow Jones for the right to use its trademarks and trade names, each The Dow trust will pay its portion of the fee set forth in the Agreement to Dow Jones or the Depositor to reimburse the Depositor for payment of the expenses.

               If The Dow agreement provides for an annual license fee computed in whole or in part by reference to the month-end asset balances for each The Dow trust, for purposes of calculating the accrual of estimated expenses such annual fee shall accrue at a daily rate and the Trustee is authorized to compute an annual licensing fee payment (i) until the month-

     end in which the Depositor has informed the Trustee that there will be no further deposits of additional Securities, by reference to an estimate of the month-end asset balances which the Depositor shall provide the Trustee, and (ii) thereafter by reference to the previous month-end asset balance of the applicable The Dow trust. The Trustee shall adjust the net asset value (Trust Fund Evaluation) as of the dates specified in the preceding sentence to account for any variation between accrual of estimated license fees and the license fees payable pursuant to The Dow agreement, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

               (h) The following subsection (d) shall be added to Section 7.02:

               (d) The Depositor may employ agents in connection with its duties under Section 3.11 and 3.13 hereof and shall not be answerable for the default or misconduct of such agents if they shall have been selected with reasonable care. The fees of such agents shall be reimbursable to the Depositor from the Trust Fund, provided, however, that the amount of such reimbursement in any year (i) shall reduce the amount payable to the Depositor for such year with respect to the service in question and shall not exceed the maximum amount payable to the Depositor for such service for such year and (ii) if such agent is an affiliate of the Depositor, the amount of the reimbursement, when combined with (a) all compensation received by such agent from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates and (b) the amount payable to the Depositor from the Trust Fund and from other series of the Fund or other unit investment trusts sponsored by the Depositor or its affiliates in respect of the service in question, shall not exceed the aggregate cost of such agent and the Depositor of providing such service. The Trustee shall pay such reimbursement against the Depositor's invoice therefor upon which the Trustee may rely as the Depositor's certification that the amount claimed complies with the provisions of this paragraph.

               (i) Section 4.01 shall be amended to read in its entirety as follows:

               Section 4.01. Evaluation of Securities. The Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the value of each issue of Securities as of the Evaluation Time as provided in the following manner:

               The Evaluator will prepare each evaluation for which market quotations for the Securities are available by the use of outside services normally used and contracted with for this purpose. If the Securities are listed on a national securities exchange or the NASDAQ National Market System, the evaluation will be based on the last sale price on the exchange or system (if a Security is listed on the New York Stock Exchange, the last sale price on that exchange shall apply) or, if there is no sale price on the exchange or system, at the closing bid price on the exchange or system. If such market quotations are not available, the Evaluator shall determine the value of the Securities. Such evaluation shall generally be based on the current bid prices on the over-the-counter market (unless it is determined that these prices are inappropriate as a basis for evaluation). If such prices are not available on the over-the-counter market, the evaluation will generally be made by the Evaluator in good faith (1) on the basis of the current bid prices for comparable securities, (2) by the Evaluator's appraising the value of the Securities in good faith at the bid side of the market or (3) by any combination thereof. For each evaluation, the Evaluator shall also determine and furnish to the Trustee and the Depositor the aggregate of (a) the value of all Securities on the basis of such evaluation and (b) on the basis of the information furnished to the Evaluator by the Trustee pursuant to Section 3.02, the amount of cash then held in the Capital Account which was received by the Trustee after the Record Date preceding such determination less any amounts held in the Capital Account for distribution to Unitholders on a subsequent Distribution Date when a Record Date occurs four business days or less after such determination. For the purposes of the foregoing, the Evaluator may obtain current prices for the Securities from investment dealers or brokers (including the Depositor) that customarily deal in similar securities.

     With respect to any Security not listed on a national exchange or the NASDAQ National Market System, or, with respect to a Security so listed but the Evaluator deems the last reported sale price on the relevant exchange to be inappropriate as a basis for valuation, upon the Evaluator's request, the Depositor shall, from time to time, designate one or more evaluation services or other sources of information on which the Evaluator shall be authorized conclusively to rely in evaluating such Security, and the Evaluator shall have no liability for any errors in the information so received. The cost thereof shall be an expense reimbursable to the Evaluator from the Income and Capital Accounts.

               (j) Section 5.01 shall be amended to read in its entirety as follows:

               Section 5.01. Trust Fund Evaluation. As of the Evaluation Time next following any tender by a Unitholder for redemption and on any other business day desired by it or as may be required hereunder, the Trustee shall as to each Trust Fund:

Add

               (1) cash on hand in the Trust Fund (other than cash held especially for the purchase of Contract Securities) and moneys in the process of being collected from declared dividends,

               (2) the aggregate value of each issue of the Securities in the Trust Fund (including Contract Securities) as determined by the Evaluator pursuant to Section 4.01, and

               (3)  all other assets of the Trust;

Deduct

               (1) amounts representing any applicable taxes, governmental charges or other charges pursuant to Section 3.03 payable out of the Trust Fund and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account,

               (2) amounts representing estimated accrued fees and expenses of the Trust Fund including but not limited to unpaid fees and expenses of the Trustee (including legal and auditing expenses), the Evaluator, the Depositor and counsel, and

               (3) amounts representing unpaid accrued organizational and offering costs, and

               (4) cash allocated for distribution to Unitholders of the Trust Fund of record as of the business day prior to the evaluation then being made.

The resulting figure is herein called a "Trust Fund Evaluation."

For purposes of determining the Trust Fund Evaluation under this Section 5.01, the Trustee shall rely upon the amounts representing unpaid accrued organizational and offering costs in the estimated amount per Unit set forth in the Prospectus until such time as the Depositor notifies the Trustee in writing of a revised estimated amount per Unit representing unpaid accrued organizational and offering costs. Upon receipt of such notice, the Trustee shall use this revised estimated amount per Unit representing unpaid accrued organizational and offering costs in determining the Trust Fund Evaluation but such revision of the estimated expenses shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

          In Witness Whereof, John Nuveen & Co. Incorporated, has caused this Trust Indenture and Agreement for Nuveen Unit Trusts, Series 20 to be executed by its President, one of its Vice Presidents or one of its Assistant Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or its Assistant Secretary and The Chase Manhattan Bank has caused this Trust Indenture and Agreement to be executed by one of its Vice Presidents or Second Vice Presidents and its corporate seal to be hereto affixed and attested to by one of its Assistant Treasurers; all as of the day, month and year first above written.

                                       John Nuveen & Co. Incorporated,
                                                      Depositor


                                       By /s/ Anna R. Kucinskis
                                         ----------------------------
                                              Authorized Officer


(Seal)

Attest:

By /s/ Karen L. Healy
  -------------------------
     Assistant Secretary

                                       The Chase Manhattan Bank, Trustee


                                       By /s/ Cary Kliven
                                         ----------------------------
                                                Vice President


(Seal)

Attest:

By /s/ Robert E. Lisk
  --------------------------
      Assistant Treasurer

                Schedule A to the Trust Indenture and Agreement

                        Securities Initially Deposited

                                      in

                         Nuveen Unit Trusts, SERIES 20



    (Note: Incorporated herein and made a part hereof is the "Schedule of Investments" as set forth for the Trusts in the Prospectus.)